UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-12

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies: ______
    2) Aggregate number of securities to which transaction applies: ______
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
    4) Proposed  maximum  aggregate  value of  transaction:  ______
    5) Total fee paid: ______

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid: ______
    2) Form, Schedule or Registration Statement No.: ______
    3) Filing Party: ______
    4) Date Filed: _______



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                  Charter Municipal Mortgage Acceptance Company
                                Telephone Script


Introduction
------------

Hello my name is _________________, I'm calling from The Altman Group regarding your investment in Charter Municipal Mortgage Acceptance Company. May I please speak with ___________________?


Charter Municipal Mortgage Acceptance Company mailed you proxy material concerning the upcoming special meeting of shareholders, which is scheduled for October 29, 2003. I am calling to find out if you received these materials. Do you have a moment?

Have you received the materials in the mail?

If  "NO" (NOBO holder):
-----------------------

Please contact your bank or broker and request a set of proxy materials regarding the Special Meeting. Once you receive it, please return your proxy card or if you prefer you may call us toll free at (1-(800) 467-0740) and we will be able to take your vote at that time.

If "NO" (registered holder):
----------------------------

We will have another set of material sent to you. Can you please confirm that your address is ____________. Once you receive it, please return your proxy card, or if you prefer you may call us toll free at (1-(800) 467-0740) and we will be able to take your vote at that time.

If "YES":
---------

Are you familiar with the proposals? Do you have any questions?

(Answer all questions carefully, but do not give advice. Do not give any information not specifically contained in the proxy statement.)

The  board  of  trustees  of  Charter  Municipal  Mortgage   Acceptance  Company
recommends that shareholders vote in favor of the proposals.

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. However, if you prefer, I can record your vote over the telephone right now. Would you like to do that instead?

If "YES":
---------

Thank you. Here is how we will proceed. For your protection, I will record this phone call. I will ask you for your name, your address and the control number listed on your voting instruction form. Finally, I will ask how many shares you own and confirm that you have received your proxy materials. Then I will take your vote. Within 5 business days, you will be mailed a written confirmation, which will tell you how to make any changes you wish.

Are you ready?

Thank you.


First I'll reintroduce myself. My name is ______________ calling from The Altman Group on behalf of Charter Municipal Mortgage Acceptance Company Today's date is ______________ and the time is ______________.

May I please have your name and address?

Can you confirm that you received the proxy materials and you are authorized to direct the voting of the Charter Municipal Mortgage Acceptance Company shares?

For Registered Holders:
-----------------------
May I have your account number listed on the far right hand side of the proxy card?
(You may not proceed without this information)

For NOBO Holders:
-----------------
May I have your control number that is listed on your voting instruction form? (You may not proceed without this information)

Your board is asking you to consider the proposals presented in the proxy materials that you have received and they recommend that you vote in favor of all proposals. How would you like to vote?

If you are required to read the proposals individually, end each proposal by saying: "Your Board recommends that you vote in favor. How would you like to vote?" For all proposals, the valid responses are:

F= For proposal.
A=Against proposal.
B=Abstain.

Thank you. I have recorded your votes. You have voted _______________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it on to you.

In the next 5 business days, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter.
Thank you for your time.

Answering Machine Message
-------------------------

Hello, this is _________________calling on behalf of Charter Municipal Mortgage Acceptance Company You should have received the proxy material in the mail regarding the Special Shareholders Meeting to be held on October 29th 2003.

At your earliest convenience, please sign, date, and return your proxy card in the envelope provided. If you have any questions or need proxy material or would like to vote by telephone please call 1-(800) 467-0740.

Thank you for your consideration.